SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 18, 2014
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                      REGULATION FD DISCLOSURE.

BioLife Solutions, Inc. advises that as of April 18, 2014, it has outstanding 11,941,619 share of common stock, after giving effect to (i) the closing on March 25, 2014 of its public offering of units for gross proceeds of approximately $15.4 million, and the conversion of approximately $14.3 million of indebtedness to its existing noteholders in exchange for units, and (ii) adjustments for fractional shares made through April 18, 2014 with respect to the Company’s January 29, 2014 1:14 reverse stock split.  The number of shares of common stock outstanding remains subject to additional adjustment in accordance with the terms of the reverse stock split.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: April 18, 2014	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer